                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2000 relating to the financial statements which appear in the Registration Statement on Form S-1 of FairMarket, Inc.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

June 27, 2000